UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RIGHTNOW TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of RightNow Technologies, Inc. to be held at 12:00 p.m. (noon) Mountain Daylight Savings Time on Tuesday, June 14, 2011 at the Hilton Garden Inn, 2023 Commerce Way, Bozeman, Montana 59715.

Your vote at the Annual Meeting is important to us. At the Annual Meeting, the stockholders will be asked to elect the two directors named in the attached Proxy Statement, to ratify the appointment of our independent registered public accounting firm for 2011, to conduct a stockholder advisory vote on the compensation of our named executive officers and to conduct a separate stockholder advisory vote to determine the frequency of conducting future stockholder advisory votes on named executive officer compensation. The Notice of 2011 Annual Meeting of Stockholders and Proxy Statement describe the matters to be presented at the Annual Meeting.

We are pleased to provide proxy materials to our stockholders primarily over the Internet, which we believe will lower the costs of delivering such materials while also reducing the environmental impact of printing and mailing. We have mailed beneficial owners of our stock a notice containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report on Form 10-K and how to vote through the Internet. The notice also includes instructions on how to receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement, proxy card and annual report. If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement, proxy card and annual report were enclosed.

Our board of directors recommends that stockholders vote in favor of the election of the nominated directors named in the attached Proxy Statement, the ratification of the appointment of our independent registered public accounting firm for 2011, the compensation of our named executive officers and for conducting future stockholder advisory votes on named executive officer compensation every year. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible through the Internet, by phone or, if you are a record holder of our stock, by marking, signing, dating and returning the enclosed proxy card in the enclosed envelope. If you are a record holder of our stock and you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting. If you are a beneficial owner of our stock and wish to vote at our Annual Meeting, you will need to obtain a legal proxy from your bank or broker and bring this legal proxy to the meeting. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors, on the proposals regarding named executive officer compensation and on other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Greg R. Gianforte
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS
Q: What is the purpose of these proxy materials?
Q: Why am I receiving these proxy materials? Who is entitled to vote?
Q: What information is contained in this Proxy Statement?
Q: What matters will be voted on at the Annual Meeting? How does the board of directors recommend I vote?
Q: What is the difference between a stockholder of record and a beneficial stockholder? Are all stockholders able to vote in person at the Annual Meeting?
Q: How many shares must be present to conduct business?
Q: What is the voting requirement to approve each matter? How are votes counted?
Q: If I am a beneficial stockholder, what is the effect of not casting my vote?
Q: What happens if I properly execute my proxy but do not specify my vote on the matters?
Q: Can I revoke or change my vote?
Q: Who will bear the costs of the solicitation of this proxy?
Q: Where can I find the voting results of the Annual Meeting?
Q: What are the deadlines for receipt of stockholder proposals?
Q: What should I do if I have received more than one copy of the proxy materials?
Q: I share an address with another holder of your stock and we received only one copy of the proxy materials. How can I receive a second copy?
NOTE WITH RESPECT TO FORWARD-LOOKING STATEMENTS
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS
General
Directors and Nominees
Nominees for Terms Ending Upon the 2014 Annual Meeting of Stockholders
Continuing Directors for Terms Ending Upon the 2012 Annual Meeting of Stockholders
Continuing Directors for Terms Ending Upon the 2013 Annual Meeting of Stockholders
Corporate Governance Guidelines
Role of the Board of Directors.
Independent Directors.
Lead Independent Director.
Director Resignation Policy.
Succession Plan.
Director Education.
CEO Stock Ownership Policy.
Periodic Review of Guidelines.
Board Structure and Committees
Audit Committee.
Compensation Committee.
Nomination and Governance Committee.
Annual Self-Evaluations.
Board and Committee Meetings.
Code of Ethics and Business Conduct
Stockholder Communications
Required Vote
Recommendation of Our Board of Directors
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accountant Fees and Services
Determination of Independence
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Vote Sought
Recommendation of Our Board of Directors
PROPOSAL THREE: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
Vote Sought
Recommendation of Our Board of Directors
PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
Vote Sought
Recommendation of Our Board of Directors
OTHER MATTERS
AUDIT COMMITTEE REPORT
Executive Officers
Executive Compensation
Compensation Discussion and Analysis
Introduction
Role of Compensation Committee
General Compensation Philosophy for Executive Officers
Compensation Components and Process
Principal Elements of Executive Compensation
Base Salary.
Discretionary Bonus.
Annual Cash Incentive Plan.
Long-Term Equity-Based Incentive Awards.
Perquisites
Post-Employment Compensation
Employment Contracts, Termination of Employment and Change-In-Control Agreements
Principal Elements of Director Compensation
Compensation of Directors
Impact of Accounting and Tax Treatment of Compensation
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
Securities Authorized for Issuance Under Equity Compensation Plans
Certain Relationships and Related Party Transactions
Office Leases with Genesis Partners, LLC.
Indemnification Agreements.
Policies and Procedures for Related Person Transactions.
Section 16(a) Beneficial Ownership Reporting Compliance
ANNUAL REPORT

RIGHTNOW TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 14, 2011

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of RightNow Technologies, Inc., a Delaware corporation, will be held on Tuesday, June 14, 2011, at 12:00 p.m. (noon) Mountain Daylight Savings Time at the Hilton Garden Inn, 2023 Commerce Way, Bozeman, Montana 59715, as more fully described in the Proxy Statement. Matters to be voted upon at the Annual Meeting include the following:

1. To elect the two directors named in the attached Proxy Statement to serve for three-year terms ending at the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011;

3. To approve on an advisory basis the compensation of our named executive officers;

4. To approve on an advisory basis the frequency of conducting future stockholder advisory votes on named executive officer compensation; and

5. To transact such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

We recommend that stockholders vote FOR Proposals 1, 2 and 3 listed above. Regarding Proposal 4, we recommend that stockholders vote for conducting future stockholder advisory votes on named executive officer compensation every year.

Only stockholders of record at the close of business on April 18, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please vote your shares through the Internet, by phone or, if you are a record holder of our stock, by marking, signing, dating and returning the enclosed proxy card in the enclosed envelope. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors, on proposals regarding named executive officer compensation and on other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

You may revoke your proxy at any time prior to the Annual Meeting. If you are a record holder of our stock and attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If you are a beneficial owner of our stock and wish to vote at our Annual Meeting, you will need to obtain a legal proxy from your bank or broker and bring this legal proxy to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 14, 2011:

The Proxy Statement and Annual Report on Form 10-K are available at: http://investor.rightnow.com/annual-proxy.cfm.

Sincerely,

Alan A. Rassaby
Secretary

Bozeman, Montana
May 5, 2011

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND VOTE AS PROMPTLY AS POSSIBLE BY PHONE, THROUGH THE INTERNET OR, IF YOU ARE A RECORD HOLDER OF OUR STOCK, BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

RIGHTNOW TECHNOLOGIES, INC.
136 Enterprise Boulevard
Bozeman, Montana 59718

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 14, 2011:
The Proxy Statement and Annual Report on Form 10-K are available at:
http://investor.rightnow.com/annual-proxy.cfm.

QUESTIONS AND ANSWERS

Q:	What is the purpose of these proxy materials?

The enclosed proxy is solicited on behalf of the board of directors of RightNow Technologies, Inc. (“RightNow”), a Delaware corporation, for use at the 2011 Annual Meeting of Stockholders to be held on Tuesday, June 14, 2011 (the “Annual Meeting”) and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 12:00 p.m. (noon) Mountain Daylight Savings Time at the Hilton Garden Inn, 2023 Commerce Way, Bozeman, Montana 59715. These proxy materials or a notice regarding the Internet availability of these materials were mailed on or about May 5, 2011 to our stockholders entitled to vote at the Annual Meeting.

Q:	Why am I receiving these proxy materials? Who is entitled to vote?

These proxy materials or a notice regarding the Internet availability of these materials were sent to holders of stock in RightNow as of April 18, 2011, the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the matters presented in this Proxy Statement. Even if you plan to attend the Annual Meeting, please follow the instructions in your proxy materials to vote by proxy to ensure your vote is counted.

Q:	What information is contained in this Proxy Statement?

This Proxy Statement contains information on the voting process, the matters to be voted on, our corporate governance, the compensation of our directors and named executive officers, and other required information.

Q:	What matters will be voted on at the Annual Meeting? How does the board of directors recommend I vote?

Regarding the following matters that are scheduled to be brought to a vote at the Annual Meeting, our board of directors recommends you vote your shares:

1.	FOR the election of the two directors named in this Proxy Statement to serve for three-year terms ending at the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011;

3.	FOR the approval, by non-binding advisory vote, of the compensation of our named executive officers; and

4.	FOR the approval, by non-binding advisory vote, of conducting future stockholder advisory votes on named executive officer compensation every year.

Q:	What is the difference between a stockholder of record and a beneficial stockholder? Are all stockholders able to vote in person at the Annual Meeting?

Stockholders of record have their shares registered in their name with our transfer agent, BNY Mellon Shareowner Services. As of the Record Date, there were approximately 75 holders of record according to information provided by our transfer agent. These holders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting.

Beneficial stockholders own their shares and voting rights through a bank or broker. The bank or broker is considered the holder of record and the shares are said to be held in “street name.” If this is your case, your bank or broker will have forwarded to you a notice of the Internet availability of these proxy materials or, if requested by you, paper copies of these proxy materials. The notice should include directions on how to instruct your bank or broker to vote your shares. If you are a beneficial stockholder and you want to cast your vote in person at the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker and bring this legal proxy to the meeting.

Q:	How many shares must be present to conduct business?

On April 18, 2011, the Record Date, there were 33,036,453 shares of our common stock (the “Common Stock”) outstanding. No shares of our preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date. The presence at the Annual Meeting, either in person or by proxy, of stockholders of our outstanding stock entitled to vote and representing a majority of the voting power of all of such shares shall constitute a quorum for the transaction of business.

Q:	What is the voting requirement to approve each matter? How are votes counted?

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., shares held by a broker, bank or other nominee that are represented at the Annual Meeting, but with respect to which such broker, bank or other nominee is not instructed to vote on a particular proposal and does not have discretionary voting power). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted.

In the election of the directors under Proposal One, the two nominees receiving the highest number of affirmative votes of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting, will be elected. Stockholders may not cumulate votes in the election of directors. Votes marked “withheld” will not be counted towards the tabulations of votes cast on Proposal One, will not have the effect of negative votes and will not affect the outcome of the election of the directors.

With regard to Proposal Two, the ratification of the appointment of KPMG LLP, the affirmative vote of the holders of Common Stock representing a majority of the voting power present or represented by proxy and entitled to vote at the Annual Meeting is being sought. Abstentions will be counted towards the tabulations of votes cast on such proposal and will have the same effect as negative votes.

Regarding Proposal Three, the stockholder advisory vote on named executive officer compensation, the affirmative vote of the holders of Common Stock representing a majority of the voting power present or represented by proxy and entitled to vote at the Annual Meeting is being sought. Abstentions will be counted towards the tabulations of votes cast on such proposal and will have the same effect as negative votes.

Proposal Four is the stockholder advisory vote on the frequency of conducting future stockholder advisory votes on named executive officer compensation and includes four voting options: 1 year, 2 years, 3 years and abstain. This stockholder advisory vote will be determined by which option — 1, 2 or 3 years — garners the most votes. Stockholders may not cumulate votes in Proposal Four. Abstentions will not be counted towards the tabulations of votes cast on Proposal Four, will not have the effect of negative votes and will not affect the outcome of Proposal Four.

Q:	If I am a beneficial stockholder, what is the effect of not casting my vote?

If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and the two stockholder advisory votes on named executive officer compensation. Voting rules may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and in the two stockholder advisory votes on named executive officer compensation. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors and in the two stockholder advisory votes on named executive officer compensation, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

Q:	What happens if I properly execute my proxy but do not specify my vote on the matters?

If the enclosed proxy is properly signed and returned as instructed, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by our board of directors. If any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

Q:	Can I revoke or change my vote?

If you are a beneficial stockholder, you may change your proxy instructions to your bank or broker if they receive them prior to the meeting date. Please consult the rules of your bank or broker regarding changing your voting instructions. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a legal proxy issued in your name.

If you are a stockholder of record, you may revoke or change your proxy at any time before the Annual Meeting by filing with our corporate secretary, at our principal executive offices at 136 Enterprise Boulevard, Bozeman, Montana 59718, a notice of revocation or another signed proxy with a later date. If you are a stockholder of record, you may also revoke your Proxy by attending the Annual Meeting and voting in person.

Q:	Who will bear the costs of the solicitation of this proxy?

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, Internet or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

Q:	Where can I find the voting results of the Annual Meeting?

The voting results of our Annual Meeting will be disclosed in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting and will be available on our website at http://investor.rightnow.com/sec.cfm and at http://www.sec.gov/. The inclusion of our web site address in this Proxy Statement does not include or incorporate by reference the information on our web site into this Proxy Statement.

Q:	What are the deadlines for receipt of stockholder proposals?

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than January 6, 2012, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations. Under our current Bylaws, the deadline for submitting such stockholder proposals or a nomination for director is March 16, 2012, which is not more than 90 calendar days prior to the anniversary date of the Annual Meeting.

In addition, the proxy solicited by the board of directors for the 2012 Annual Meeting will confer discretionary authority to the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 21, 2012, which is 45 calendar days prior to the anniversary date of the mailing of this Proxy Statement.

Stockholder proposals must be in writing and should be addressed to our corporate secretary, at our principal executive offices at 136 Enterprise Boulevard, Bozeman, Montana 59718. It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

Q:	What should I do if I have received more than one copy of the proxy materials?

If you own our stock through multiple banks and/or brokers, you will receive proxy materials for each. If you are a stockholder of record and are on record under multiple names, you will receive proxy materials for each name. Please return each voting instruction and proxy card that you receive so that all of your shares will be voted.

Q:	I share an address with another holder of your stock and we received only one copy of the proxy materials. How can I receive a second copy?

The SEC has approved a policy called “householding” that allows issuers, banks and brokers to consolidate proxy materials when multiple stockholders live at the same address. Stockholders may request a paper copy of the proxy materials and the 2010 annual report by writing to our corporate secretary, at our principal executive offices at 136 Enterprise Boulevard, Bozeman, Montana 59718.

NOTE WITH RESPECT TO FORWARD-LOOKING STATEMENTS

We have made certain forward-looking statements in this Proxy Statement that relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “will,” “may,” “anticipates,” “plans,” “expects,” “intends” and similar words and expressions are intended to identify forward-looking statements. Although we believe that such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such expectations. All forward-looking statements attributable to us are expressly qualified in their entirety by such language. We do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms and each as nearly equal in number as possible as determined by our board of directors. As a result, a portion of our board of directors will be elected each year. Our board of directors currently consists of seven persons. Messrs. Avis, Gianforte and Kendra have been designated Class I directors whose terms expire at the 2013 Annual Meeting of Stockholders. Messrs. Lansing and Snyder have been designated Class II directors whose terms expire at the 2011 Annual Meeting. Messrs. Allen and Singh have been designated Class III directors whose terms expire at the 2012 Annual Meeting.

The class whose term of office expires at this year’s Annual Meeting currently consists of two directors. On the recommendation of the Nomination and Governance Committee, our board of directors, including its independent directors, selected and approved Messrs. Lansing and Snyder as nominees for election in the class being elected at the Annual Meeting to serve for a term of three years, expiring at the 2014 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal. If the nominees are elected, our board of directors will consist of seven persons.

The nominees for election are currently members of our board of directors and have agreed to serve if elected. Management has no reason to believe that the nominees will be unavailable to serve. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Directors and Nominees

The names of our directors and nominees, their ages and positions as of March 31, 2011 and biographical information about them are as follows:

Name	Age	Position

Greg R. Gianforte	49	Chairman and Chief Executive Officer
Richard E. Allen(1)(2)	53	Director
Gregory M. Avis(1)(3)	52	Director
Thomas W. Kendra(1)(3)	56	Director
William J. Lansing(2)(3)	52	Director
S. Steven Singh(2)	49	Director
Allen E. Snyder(2)	56	Director

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nomination and Governance Committee.

Nominees for Terms Ending Upon the 2014 Annual Meeting of Stockholders

William J. Lansing, 52, has served on our board of directors since April 2000. He has served as chief executive officer and director of a number of companies. From 2009 to 2010, he served as chief executive officer, president and director of Infospace, Inc., a developer of metasearch products. Mr. Lansing was the chief executive officer, president and a director of ValueVision Media, Inc., a direct marketing company, from December 2003 until October 2007. Mr. Lansing was a general partner of General Atlantic Partners, LLC, a private equity investment firm, from 2001 to December 2003. From March 2000 to September 2001, Mr. Lansing was the chief executive officer and a director of NBC Internet, Inc., an internet portal company. From 1998 to March 2000, Mr. Lansing served in various positions for Fingerhut Companies, Inc., a direct marketing company, including president and chief executive officer. From November 1996 to May 1998, Mr. Lansing served as vice president of corporate business development for General Electric Company, a global technology, services and finance company, and was a member of General Electric’s Corporate Executive Council. From January 1996 to October 1996, he served as chief operating officer of Prodigy, Inc., an on-line service company. From 1986 through 1995, Mr. Lansing was first an associate and later a principal at McKinsey & Company, a management consulting company. Mr. Lansing serves on the board of directors of Fair Isaac Corporation, a decision analytics company. Mr. Lansing holds a B.A. degree in English from Wesleyan University and a J.D. degree from Georgetown University. We believe Mr. Lansing’s qualifications to serve on our board of directors include his experience as a chief executive officer of three public companies (Infospace, Inc., ValueVision Media, Inc., and NBC Internet, Inc.), his experience on six public company boards of directors (Infospace, Inc., ValueVision Media, Inc., NBC Internet, Inc., Digital River, Inc., Fair Isaac Corporation, and RightNow Technologies, Inc.), his extensive background in developing product and marketing strategy for consumer and technology companies, and his financial expertise, in part based on his chief executive operating roles, in part through his experience as a member of the audit committee of a public company board (Fair Isaac Corporation), and from formal academic training in corporate finance and accounting. Mr. Lansing also attended the Stanford Law School Directors’ College in 2010.

Allen E. Snyder, 56, has served on our board of directors since July 2008. He brings 30 years of high-technology management experience to our board of directors. Mr. Snyder has been the chief executive officer and a director of Aepona Ltd., a leading supplier of telecom service layer products and solutions, since April 2008. A telecom and IT industry veteran, Mr. Snyder served as the president and chief executive officer from July 2007 to February 2008 at Carrier Access Corporation, a provider of consolidated access technologies, and as president and chief operating officer from November 2006 to July 2007. Mr. Snyder also held several executive management positions at Openwave Systems, Inc., a provider of software and services in the telecommunications industry, including executive vice president and chief operating officer from 2005 to 2006, executive vice president of the server business from 2003 to 2005, senior vice president worldwide customer operations from 2002 to 2003 and senior vice president of customer advocacy from 2000 to 2002. In his role as chief operating officer at Openwave Systems, Mr. Snyder was responsible for all product development and customer-facing operations and his oversight included worldwide sales, partnerships, product strategy, product development and service and support for 1,000 of Openwave’s 1,400 employees. Before joining Openwave, Mr. Snyder served as senior vice president of support services, which included sales, service delivery and business management, at Oracle Corporation, a developer and provider of information management systems software. Before Oracle, he was vice president of operations, worldwide customer services at Digital Equipment Corporation (now Hewlett-Packard Company), a computer manufacturing company. Mr. Snyder received an associate degree in electrical engineering from the Community College of USAF and an executive management development certificate from Northeastern University. We believe Mr. Snyder’s qualifications to serve on our board of directors include his experience on the board of directors of two public companies (Carrier Access Corporation and RightNow Technologies, Inc.) and three private companies, his operations experience as a chief executive officer with Carrier and Aepona, 14 years experience as an executive and five years experience with the Remuneration Committee for Aepona.

Continuing Directors for Terms Ending Upon the 2012 Annual Meeting of Stockholders

Richard E. Allen, 53, has served on our board of directors since May 2004. Mr. Allen was the chief financial officer of J.D. Edwards (now Oracle Corporation), an enterprise application software company, from January 1990 to September 2003, and had held several senior management positions and titles since joining J.D. Edwards in August 1985. Mr. Allen served as a member of J.D. Edwards’ board of directors from September 1991 to July 2003. Prior to joining J.D. Edwards, Mr. Allen served as controller for Luff Exploration, an oil and gas exploration and production company, from 1982 to 1985, and as a senior accountant with Coopers & Lybrand, a public accounting firm, from 1979 to 1982. Mr. Allen also serves on the board of directors of three privately held companies. Mr. Allen holds a B.S. degree in business administration with a concentration in accounting from Colorado State University. We believe Mr. Allen’s qualifications to serve on our board of directors include his experience as a chief financial officer for 13 years and his experience serving as a director of several public (HireRight, Inc., Maxtor Corporation and RightNow Technologies, Inc) and private companies. Mr. Allen also attended the Stanford Law School Directors’ College in 2010.

S. Steven Singh, 49, has served on our board of directors since October 2009. Mr. Singh is currently the chief executive officer of Concur Technologies, Inc., helping organizations to globally control costs by automating the processes they use to manage employee spending. Mr. Singh has served as Concur’s chief executive officer since 1996, as director since 1993 and as chairman of the board of directors since September 1999. From 1993 to 1996, Mr. Singh served as general manager of the contract management division at Symantec Corporation, an international technology firm focused on protecting information and computer systems. Mr. Singh serves as chairman of the National Business Travel Association Foundation Board, serves on the board of directors of AdReady and is a member of the Washington Roundtable and the Voyager Capital Advisory Board. We believe Mr. Singh’s qualifications to serve on our board of directors include his significant expertise as chief executive officer and a director of a public technology company that delivers its services in a Software-as-a-Service (“SaaS”) model (Concur Technologies, Inc.) and his significant sales and marketing background related to technology services. Mr. Singh also attended the Stanford Law School Directors’ College in 2009.

Continuing Directors for Terms Ending Upon the 2013 Annual Meeting of Stockholders

Greg R. Gianforte, 49, is our founder, chairman and chief executive officer. Prior to founding RightNow in September 1995, he was the vice president of North American sales of McAfee, Inc. (formerly Network Associates, Inc.), a provider of network security and tools. Before joining McAfee, Inc., Mr. Gianforte founded Brightwork Development, a developer of network management applications, in 1986, and served as president of Brightwork until 1994 when Brightwork was acquired by McAfee, Inc. Mr. Gianforte also beneficially owns, indirectly, a membership interest in Genesis Partners, LLC, from whom we lease our principal offices. Mr. Gianforte serves on the board of directors of several privately held companies. He holds a B.E. degree in electrical engineering and an M.S. degree in computer science from Stevens Institute of Technology. We believe Mr. Gianforte’s qualifications to serve on our board of directors include his 25 years experience as a leader in the computer industry, including as a founder of Brightwork and RightNow Technologies, and as our chairman since 1995 and our chief executive officer since 1999.

Gregory M. Avis, 52, has served on our board of directors since December 2000. Mr. Avis is a founding managing director of Summit Partners, a private equity and venture capital firm, having co-founded the firm in 1984. Mr. Avis currently serves on the board of directors of one privately held company. Mr. Avis holds a B.A. degree, cum laude, in political economy from Williams College and an M.B.A. degree with Distinction from Harvard University. We believe Mr. Avis’ qualifications to serve on our board of directors include his experience on over 40 boards of directors, including 15 public companies (most recently Ditech Networks, Inc. and IMPAC Medical Systems, Inc.), for many of which he has served on the audit committee, and his experience as a venture capitalist by profession, which involves analyzing and critiquing financial statements.

Thomas W. Kendra, 56, has served on our board of directors since March 2007. Mr. Kendra was the executive vice president of the enterprise products and solutions business line at CA, Inc. (formerly Computer Associates), a provider of information technology management software, and was a member of CA’s executive leadership team from 2009 to 2010. Mr. Kendra currently serves on the executive board of directors for ACG Silicon Valley, a global association committed to growth and development for businesses. Mr. Kendra was the group president of the security and compliance group at Symantec Corporation, an international technology firm focused on protecting information and computer systems, until July of 2008. Prior to this position, he was the group president of worldwide sales and services. Before joining Symantec in January 2004, he spent 26 years at International Business Machines Corporation (IBM), an information technology company, where he was a member of their senior leadership team. During his career at IBM, he held executive positions in software, hardware and support. His positions at IBM included vice president of worldwide server sales; vice president of marketing and sales for the database division; vice president of software for the Western United

States; and director of support and services for IBM’s U.S. software business. Mr. Kendra received a bachelor of science in business administration from Indiana University in Bloomington. We believe Mr. Kendra’s qualifications to serve on our board of directors include his data security experience at Symantec, his merger and acquisition experience at IBM, Symantec and CA, his experience with human resources activities in organizations with over 8,000 individuals, his operations experience as an executive and his extensive experience abroad including living in Tokyo, Japan for nearly two and a half years while responsible for IBM’s Asia Pacific/Japan software business. Mr. Kendra also attended the Stanford Law School Directors’ College in 2008.

There are no family relationships among any of our directors, nominees or executive officers.

Corporate Governance Guidelines

Our board of directors has adopted the corporate governance guidelines summarized below as a framework for our corporate governance.

Role of the Board of Directors.  Our board of directors, which is elected by our stockholders, oversees our management and our business. Our board of directors selects the senior management team, which is responsible for operating our business, and monitors the performance of senior management.

Independent Directors.  The majority of our directors should be independent of management. Each of our directors other than our chief executive officer currently qualifies as an independent director in accordance with the published listing requirements of The Nasdaq Stock Market LLC, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management, including transactions in the ordinary course of business between us and entities with which some of our directors are associated.

Lead Independent Director.  In order to facilitate communication with our independent directors, we believe that it is desirable for one of our independent directors to serve as the lead director. The specific responsibilities of our lead independent director include: (a) advising the chairman of the board as to an appropriate schedule of board meetings; (b) providing the chairman of the board with input as to the preparation of the agendas for the board and committee meetings; (c) advising the chairman of the board as to the quality, quantity and timeliness of the information submitted by our management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties; (d) developing the agendas for and serving as chairperson of the executive session of our board’s non-employee directors; and (e) serving as principal liaison between our non-employee directors and our chairman of the board on sensitive issues. Our chief executive officer also serves as chairman of our board of directors.

Mr. Lansing, a non-employee director, was elected to serve in a lead independent director capacity in June 2008.

Director Resignation Policy.  In order to ensure appropriate representation on our board of directors, our board of directors has adopted a policy regarding resignation upon a director’s retirement or change in principal occupation or business association from the position the director held at an outside company on the latter of: (a) the effective date of the policy; (b) the date when the director was last elected to our board of directors; and (c) the date, if any, our board of directors last rejected an offer by the director to resign under the policy. Upon such a change in position, a director shall offer his or her resignation as a board member to our nomination and governance committee, which committee will then recommend that our board of directors accept or reject the offer of resignation based on a review of the individual’s change in position and any effect it may have on the director’s service on our board of directors in all circumstances.

Succession Plan.  The Company has a board approved succession plan for the chief executive officer and all members of its executive management team which includes identifying and developing internal candidates, wherever appropriate. If no internal candidate appears ready, one or more executive recruiting firms may be retained to identify external candidates. The criteria for a person to succeed the chief executive officer and/or other members of the executive management team are evaluated at least annually.

Director Education.  Director education is a critical component of good corporate governance. Directors are expected to stay attuned to their evolving roles and responsibilities. Continuing education will enable directors to better perform their duties. We have adopted a policy under which directors are supported in their pursuit of education relevant to their duties and corporate governance.

Messrs. Allen and Lansing attended the Stanford Law School’s Directors’ College in 2010. Mr. Singh attended the same Directors’ College in 2009 prior to joining our board of directors. Mr. Kendra attended the same Directors’ College in 2008.

CEO Stock Ownership Policy.  It is the policy of our board of directors that our chief executive officer own shares of our common stock of a value equivalent to at least six times that of his or her annual base salary.

In the case of a non-founder chief executive officer, he or she will be required to attain this level of share ownership after twelve years as our chief executive officer.

Periodic Review of Guidelines.  These guidelines are reviewed periodically by our nomination and governance committee and our board will make changes when appropriate based on recommendations from the committee.

Board Structure and Committees

Our chief executive officer chairs our board of directors. We believe that the combination of the two roles contributes to streamlined decision making and avoids role confusion. Our board of directors has established an audit committee, a compensation committee and a nomination and governance committee. Our board of directors and its committees set schedules to meet throughout the year, and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of our board of directors also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each committee of our board of directors qualifies as an independent director in accordance with the Nasdaq standards described above. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on our web site at http://www.rightnow.com under the Investor Relations section. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

Audit Committee.  The audit committee of our board of directors reviews and monitors our corporate financial statements and reporting and our internal and external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. In accordance with our audit committee’s charter and our policies regarding related person transactions, all related person transactions are approved by our audit committee and board of directors before we enter into them. Please see the information set forth under the heading “Policies and Procedures for Related Person Transactions” in this Proxy Statement for additional details about our policies regarding related person transactions. The current members of our audit committee are Messrs. Allen (chair), Avis and Kendra. Our audit committee held eight meetings during 2010.

In addition to qualifying as independent under the Nasdaq rules, each member of our audit committee can read and has an understanding of fundamental financial statements, and each qualifies as independent under special standards established by the SEC for members of audit committees.

Our audit committee includes at least one member who has been determined by our board of directors to meet the qualifications of an audit committee financial expert in accordance with SEC rules. Mr. Allen is the independent director who has been determined to be an audit committee financial expert. This designation is a disclosure requirement of the SEC related to Mr. Allen’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Allen any duties, obligations or liability that are greater than are generally imposed on him as a member of our audit committee and our board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.

Compensation Committee.  The compensation committee of our board of directors reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, stock options and other incentive compensation arrangements. Where the form of compensation is performance based, the committee approves the design and content of the compensation plan to ensure that the plan incents appropriate behavior and does not encourage excessive risk taking. In the case of the annual cash incentive plan, which applies to all employees at director level and above, including executive officers, our compensation committee has satisfied itself that financial targets proposed by management are realistic and appropriate, taken advice from its own compensation consultant and approved caps on cash incentives payable in connection with earnings targets in order to discourage unwarranted expense reductions. Sales policies are designed to minimize the risk of payment of commissions for contracts involving unacceptable credit risk.

The compensation committee may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee consists solely of at least two independent members of the compensation committee. In addition, our compensation committee administers our stock option plans, including reviewing and granting stock options, with respect to our executive officers and directors, and from time to time assists our board of directors in administering our stock option plans with respect to all of our other employees. Our compensation committee also reviews and approves various other of our compensation policies and matters. The current members of our compensation committee are Messrs. Allen, Lansing, Singh and Snyder (chair). Our compensation committee held five meetings during 2010.

Nomination and Governance Committee.  The nomination and governance committee of our board of directors reviews and reports to our board of directors on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies. In addition, our nomination and governance committee reviews and makes recommendations to our board of directors regarding the size and composition of our board of directors and the appropriate qualities and skills required of our directors in the context of the then current make-up of our board of directors. This includes an assessment of each candidate’s independence, viewpoints, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment and ability to serve our long-term interests as well as those of our stockholders. These factors, and others as considered useful by our nomination and governance committee, are reviewed in the context of an assessment of the perceived needs of our board of directors at a particular point in time. As a result, the priorities and emphasis of our nomination and governance committee and of our board of directors may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective directors. The board seeks to have a membership that is both diversified and committed to diversity. The board and the nomination and governance committee will not discriminate on the basis of race, color, age, gender, sexual orientation, national origin, religion, marital status, medical condition, physical or mental disability, military service, pregnancy, childbirth and related medical conditions or any other protected classification in selecting nominees. Our board of directors has adopted a diversity policy to ensure that the membership on our board of directors continues to maintain these standards. Our nomination and governance committee leads the search for and selects, or recommends that our board of directors select, candidates for election to our board of directors (subject to legal rights, if any, of third parties to nominate or appoint directors). Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our board of directors typically have been suggested by other members of our board of directors or by our chief executive officer. From time to time, our nomination and governance committee may engage the services of a third-party search firm to identify director candidates. The members of our nomination and governance committee are Messrs. Avis, Kendra and Lansing (chair). Our nomination and governance committee held one meeting during 2010.

Although our nomination and governance committee does not have a formal policy on stockholder nominations, it will consider candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder nominations for inclusion in our next proxy statement and is accompanied by certain required information about the candidate, in accordance with the procedures set forth in Article III, Section 3.02 of our Bylaws and in the charter of our nomination and governance committee. If an eligible stockholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the chair of our nomination and governance committee, care of our corporate secretary, by the deadline set forth above under “Q: What are the deadlines for receipt of stockholder proposals?” The charter of our nomination and governance committee and Article III, Section 3.02 of our Bylaws require that such recommendation specify the following information: (a) the name and address of the nominee; (b) the name and address of the stockholder making the nomination; (c) the number of shares of our common stock entitled to vote at such meeting held by the stockholder; (d) a representation that the nominating stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice; (e) the nominee’s qualifications for membership on our board of directors; (f) all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director; (g) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder; (h) all other companies to which the nominee is being recommended as a nominee for director; and (i) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director, if elected. Candidates proposed by stockholders will be evaluated by our nomination and governance committee using the same criteria as for all other candidates. Our nomination and governance committee has not received any nominations from any of our stockholders in connection with this Annual Meeting. On the recommendation of our nomination and governance committee, our board of directors, including its independent directors, selected and approved the nomination of Messrs. Lansing and Snyder for election at the Annual Meeting, each of whom is standing for re-election by our stockholders.

Annual Self-Evaluations.  Each of our committees evaluates its own performance as a committee annually. The evaluations include committee effectiveness and compliance with their respective charters. The results of such evaluations and recommended changes are reported to the board of directors. The nomination and governance committee oversees an annual review of the performance of the full board and the diversity, experience and qualifications of our directors, and oversees the annual self-evaluation process of each board committee.

Board and Committee Meetings.  Our board of directors held 12 meetings during 2010 and acted by written consent on three occasions in 2010. Each director participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during 2010. All of our current directors attended our annual meeting of stockholders in 2010.

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, directors are encouraged to attend, except where the failure to attend is due to unavoidable circumstances or conflicts.

Code of Ethics and Business Conduct

Our board of directors has adopted a code of ethics and business conduct that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. Our nomination and governance committee reviews the Code of Ethics annually. The full text of our code of ethics and business conduct is posted on our web site at http://www.rightnow.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), at the same location on our web site identified above. The inclusion of our web site address in this Proxy Statement does not include or incorporate by reference the information on our web site into this Proxy Statement.

Stockholder Communications

Our board of directors has implemented a process by which stockholders may send written communications to the attention of the board, any committee of the board or any individual board member, in care of our corporate secretary at 136 Enterprise Boulevard, Bozeman, Montana 59718. This centralized process assists the board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. Our corporate secretary is primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the board’s consideration will not be forwarded to the board. Any communications not forwarded to the board will be retained for a period of twelve months and made available to any of our independent directors upon their general request to view such communications. In addition, our corporate secretary will provide all non-forwarded communications to the chairman of our nomination and governance committee at least annually. There were no changes in this process in 2010.

Required Vote

The nominees receiving the highest number of affirmative votes of the outstanding shares of the Common Stock present or represented by proxy and entitled to be voted for the nominees, shall each be elected as director. Each proxy cannot be voted for a greater number of persons than two.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the election of the nominees listed above.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected the firm of KPMG LLP, our independent registered public accounting firm during 2010, to serve in the same capacity for 2011, and we are asking stockholders to ratify this appointment. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our board of directors is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in our and our stockholders’ best interests.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed by KPMG LLP, our independent registered public accounting firm, for the years ended December 31, 2009 and 2010 were as follows:

Services Rendered	2009	2010

Audit Fees(1)	$729,388	$827,251
Audit-Related Fees(2)	—	—
Tax Fees(3)	$213,000	$185,000
All Other Fees(4)	—	—

Total	$942,388	$1,012,251

(1)	Fees billed for the audit of our annual financial statements for the years ended December 31, 2009 and 2010. Audit services for 2009 and 2010 include fees for the audit of annual financial statements, including internal control over financial reporting, quarterly reviews, statutory audits of foreign subsidiaries and consents on Form S-8.

(2)	None.

(3)	Tax fees for compliance, planning and expatriate tax services.

(4)	None.

Determination of Independence

Our audit committee has determined that the fees received by KPMG LLP for the non-audit services listed above are compatible with maintaining KPMG LLP’s independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our audit committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Our audit committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided at or near the beginning of the year to which the services pertain. Our audit committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to our audit committee at the next scheduled meeting.

Vote Sought

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2011.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for 2011.

PROPOSAL THREE:

ADVISORY VOTE ON THE
COMPENSATION OF NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules.

Our goal for our executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for our success, and thereby increase stockholder value. We believe that our executive compensation program, which emphasizes variable incentive pay and long-term equity awards, satisfies this goal, has supported and contributed to our recent and long-term success and is strongly aligned with the long-term interests of our stockholders. We urge stockholders to read the section titled “Executive Compensation” below for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2010.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of RightNow Technologies, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in RightNow’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

This say-on-pay vote is advisory, and therefore, is not binding on us, our compensation committee or our board of directors. Our board of directors and our compensation committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will review and consider the results of this advisory vote in future compensation deliberations.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal Three if you want your broker to vote your shares on this Proposal.

Vote Sought

The affirmative advisory vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL FOUR:

ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Act, public companies are generally required to include in their proxy solicitations at least once every six years an advisory vote on whether an advisory vote on named executive officer compensation (such as the say-on-pay proposal that is included in Proposal Three) should occur every one, two or three years. It is management’s belief, and the recommendation of our board of directors, that this non-binding advisory vote should occur every year.

We believe we have effective executive compensation practices, as described in more detail elsewhere in this Proxy Statement. Our board of directors believes that providing our stockholders with an advisory vote on named executive officer compensation every year, however, will provide us with greater opportunity for timely feedback on our executive compensation programs. For this reason, our board of directors recommends that stockholders vote to hold an advisory vote on named executive officer compensation every year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every year, two years, or three years, that receives the highest number of votes cast for this resolution will be determined to be the stockholders’ preferred frequency with which RightNow Technologies, Inc. is to hold a stockholder advisory vote regarding the executive compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because the vote on this Proposal Four is only advisory in nature and is not binding on us or our board of directors, our board of directors will review and consider the results of the vote, but may decide that it is in our best interests and the best interests of our stockholders to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal Four if you want your broker to vote your shares on this Proposal.

Vote Sought

The advisory vote of the holders of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought on to the frequency of conducting stockholder advisory votes on the compensation of named executive officers. The four voting options are 1 year, 2 years, 3 years and abstain. The stockholder advisory vote will be determined by which option, 1, 2 or 3 years, garners the most votes.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote for conducting future stockholder advisory votes on the compensation of named executive officers EVERY YEAR.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee carries out its responsibilities pursuant to its written charter, and the members of the 2010 audit committee of RightNow’s board of directors have prepared and submitted this audit committee report. Each audit committee member is considered independent because each member satisfies the independence requirements for board members prescribed by the applicable rules of Nasdaq and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Among other things, the audit committee oversees RightNow’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management RightNow’s audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; and management’s assessment of RightNow’s internal control over financial reporting.

The audit committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of RightNow’s accounting principles and such other matters as are required to be discussed with audit committees by Statement on Auditing Standards No. 61, Communication With Audit Committees, as may be modified or supplemented. In addition, the audit committee discussed with the independent auditors their independence from management and RightNow, and has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence. Throughout the year and prior to the performance of any such services the audit committee also considered the compatibility of potential non-audit services with the auditors’ independence.

The audit committee discussed with RightNow’s independent auditors their overall approach, scope and plans for the audit. At the conclusion of the audit, the audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of RightNow’s internal control over financial reporting and the overall quality of RightNow’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The audit committee has also recommended the selection of KPMG LLP to continue as RightNow’s independent auditors for 2011.

Submitted by the Audit Committee of
the Board of Directors

Richard E. Allen, Chair
Gregory M. Avis
Thomas W. Kendra

Executive Officers

The names of our executive officers, their ages and positions as of March 31, 2011 and biographical information about them are as follows:

Name	Age	Position

Greg R. Gianforte	49	Chairman and Chief Executive Officer
Jeffrey C. Davison	46	Chief Financial Officer, Senior Vice President and Treasurer
Wayne Huyard	51	President and Chief Operating Officer
Alan A. Rassaby	55	Senior Vice President, General Counsel and Secretary

The following is a brief description of the capacities in which each of our executive officers who is not also a director has served, and other biographical information. The biography of Mr. Gianforte appears earlier in this Proxy Statement under “Proposal One: Election of Directors — Continuing Directors for Terms Ending Upon the 2013 Annual Meeting of Stockholders.”

Jeffrey C. Davison, 46, is responsible for our finance organization as senior vice president, chief financial officer and treasurer. He joined us in 1999 as controller, and a year later was promoted to vice president of sales operations and served in that role until April 2006, when he was promoted to vice president of finance and operations. In January 2008, Mr. Davison was promoted to our chief financial officer. Previously, Mr. Davison was the controller for Powerhouse Technologies, Inc., a gaming technology company. A graduate of Montana State University with a B.S. degree in accounting, he also has prior experience with PacifiCorp, a diversified utility company, and KPMG LLP, an accounting firm, and is a certified public accountant.

Wayne Huyard, 51, joined us in June 2010, and currently serves as our president and chief operating officer with responsibilities for global sales and service, marketing, technology operations and development. Prior to joining us, Mr. Huyard spent 23 years in telecommunications with senior leadership responsibilities. At Verizon Communications Inc., Mr. Huyard was the executive vice president of global sales from January 2006 to January 2007. From 1984 until he joined Verizon, Mr. Huyard was at MCI Inc. (formerly WorldCom, MCI WorldCom and MCI Communications), a telecommunications company, where his roles included president worldwide sales & marketing. Mr. Huyard also spent three years in private equity portfolio company management at Cerberus Capital Management L.P. from March 2007 to June 2009. He is a seasoned business professional with broad experience in consumer, business and government markets, both domestic and international. Mr. Huyard holds a B.S. degree in business administration from Elizabethtown College.

Alan A. Rassaby, 55, leads our legal, risk management and corporate services initiatives as senior vice president, general counsel and secretary. Prior to joining us in 2000, Mr. Rassaby was the senior vice president, legal and administration for Powerhouse Technologies, a gaming technology company, and senior vice president and general counsel of Anchor Gaming after Anchor’s acquisition of Powerhouse. From 1994 to 1998, Mr. Rassaby was an Australian-based partner in Phillips Fox Lawyers, one of the largest firms in the Asia Pacific basin, where he specialized in representing technology and health care clients. Mr. Rassaby is a member of the Oregon State Bar, as well as the New South Wales and Victorian Bar in Australia. Mr. Rassaby holds Arts and Law degrees from the University of New South Wales in Australia and a Master of Laws from the London School of Economics and Political Science of London University.

Our executive officers are elected by our board of directors on an annual basis and serve at the discretion of our board of directors until their successors have been duly elected and qualified or until their earlier resignation or removal.

Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation table and other tables included in this Proxy Statement, as well as our financial statements and management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the year ended December 31, 2010. The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2010. We assume no obligation to update the forward-looking statements or such risk factors.

Introduction

Role of Compensation Committee

It is the responsibility of the compensation committee of our board of directors to oversee our general compensation policies; to determine the compensation to be paid to our chief executive officer; to make recommendations to the board of directors with respect to the compensation to be paid each year to our other executive officers; to oversee our compensation policies and practices as they relate to our risk management; and to establish, review and approve director compensation. The three broad components of our executive officer compensation are base salary, cash incentive awards and long-term equity-based incentive awards. The compensation committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of our executive officers in the context of our overall compensation philosophy. The compensation committee also periodically reviews the total compensation paid to each of our directors, having regard to each director’s level of contribution. Our directors are currently compensated entirely through equity-based awards. Below is a description of the policies and processes that govern the compensation paid to our executive officers and directors, as reflected in the accompanying compensation tables.

General Compensation Philosophy for Executive Officers

We operate in a highly competitive and rapidly changing sector within the high technology industry where competition for executive talent is intense. The compensation committee believes that our compensation programs for executive officers should: a) be designed to attract, motivate and retain talented executives, b) be competitive and c) reward individuals based on the achievement of designated financial performance targets and on the individual executive’s contributions. Within this philosophy, the compensation committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of other high technology companies of similar size with which we compete for executive talent;

•	Provide annual cash incentive awards that take into account our overall financial performance relative to designated corporate objectives; and

•	Strengthen the alignment of the interests of executive officers with those of stockholders by providing significant equity-based, long-term incentive awards.

We design our executive compensation to support a pay for performance culture. In setting the mix of cash compensation between base salary and cash incentive awards, we generally allocate a lower percentage of cash to base salary and a higher percentage to cash incentive awards, than is common in comparable companies. This means our executive officers should expect to receive generous cash compensation relative to similarly qualified executives in comparable companies provided we are able to meet our financial operating targets.

Compensation Components and Process

We believe executive compensation should both reflect market changes and reward high performance. The compensation committee’s conclusions on the compensation levels for our executive officers are based in part on executive compensation data drawn from nationally recognized surveys and from peer companies, and in part from a review of individual performance during the previous year.

When evaluating market data for compensation comparison purposes, the compensation committee seeks to obtain data from organizations considered to be comparable to us from a variety of perspectives, in order to ensure comparisons include both relevant competitive labor markets for talent as well as business competitors. For 2010, the compensation committee engaged Compensia, a nationally recognized compensation consulting company, to provide data on market compensation levels for executives in comparable positions at comparable companies. Compensia reported directly to our compensation committee and performed no other services for us during this period. Our compensation committee members interacted directly with representatives from Compensia. During the process of determining 2010 compensation levels for our executives, our senior vice president and general counsel, Alan Rassaby, acted as liaison between the compensation committee and Compensia, and communicated to Compensia any requests made by our compensation committee for additional or refined information. We expect that in 2011, the liaison role will be undertaken jointly by Mr. Rassaby and our newly appointed senior vice president of Human Resources, Ms. Julie Rich.

For market data on total direct compensation for 2010, which includes base salary, annual cash incentive and long-term equity based incentives, published survey data were considered from two sources: 1) Radford’s 2009 Hi-technology Compensation Survey, scoped for companies with annual revenues between $50 million and $199 million; and 2) data from publicly-traded peer companies. The Radford data was blended with peer data applying a 50% weighting, wherever peer group sample sizes were statistically reliable.

In 2008 and 2009, we obtained compensation information from a larger number of publicly-traded peer companies to provide a secondary data point in determining market rates for total compensation. For 2010, we opted for a smaller group of peer companies that we believed provided a better basis for comparison than the larger group used in previous years. The peer group generally was comprised of enterprise software and software-as-a-service companies that were comparable in revenue, numbers of employees, and market capitalization. In developing a list of 18 publicly-traded peer companies for 2010, we removed 24 companies, primarily because their market capitalization or revenues made them poor benchmarks for comparison. We also added four companies whose businesses were considered sufficiently similar to our business to provide a reasonable basis for comparison. The 2010 peer companies consisted of:

Advent Software, Inc. Art Technology Group, Inc. Concur Technologies, Inc. Kenexa LivePerson Inc. Manhattan Associates Inc. NetSuite Inc. Omniture, Inc. Open TV Corp	Pegasystems Inc. Radiant Systems, Inc. Renaissance Learning Inc. S1 Corp SuccessFactors, Inc. Synchronoss Technologies Inc. Taleo Corp Ultimate Software Group Inc. Unica Corp

We believe the combination of published survey data and data from the proxy filings of peer companies allows us to assess relevant external market pay practices and to understand the range of pay practices occurring in comparable markets. These external market pay practices help inform us on the competitiveness of our compensation programs. The objective of this process is to gain a general understanding of compensation practices at other companies for the same or similar positions, rather than to identify a target or benchmark range of payment. Our compensation committee does not target compensation to fall within a specified range against the data, either for an individual officer or for the executive officers as a group, as the compensation committee believes that this is only one of many factors that go into the determination of compensation. Rather, the published survey data and data from the proxy filings of peer companies provide us with market checks to ensure that our compensation is sufficiently attractive to enable us to attract, motivate and retain executives. Our compensation committee also considers the scope of each executive officer’s experience and responsibilities, the executive’s performance during the previous year, and tally sheet data showing the history of compensation and stock option awards for each executive officer. Relevant experience, broad scope of responsibility and strong performance during the previous year will likely correlate with higher compensation. The historical tally sheets provide the compensation committee with an understanding of the executive’s historical compensation progression. For example, an executive who has recently received a substantial pay increase might be progressed more slowly than an executive who has not received a compensation adjustment for some time.

In determining the amounts payable under individual components of an executive officer’s remuneration, the compensation committee seeks to develop a compensation package that is attractive and competitive in terms of total compensation, having regard both to cash and equity. The compensation committee also carefully considers the mix between the individual components. The compensation committee believes that a significant portion of an executive officer’s potential income should be at risk if we fail to meet our financial plan. Accordingly, the compensation committee tries to ensure that there is an appropriate balance between base, cash incentive and long-term equity incentive components to ensure a risk/reward profile that is consistent with our compensation philosophy. Finally, in determining the mix of components, we take into account market data for each position, recognizing that some positions are more highly leveraged than others (that is, a greater portion of total compensation is at risk).

Each of our executive officers, except for our chief executive officer, undergoes an annual performance review with his or her supervisor. During such review, the executive officer and his or her supervisor assess performance during the year against objectives set at the beginning of the year, taking into account other factors that may not have been anticipated when the objectives were first set. The executive officer and his or her supervisor next agree on a personal business plan for the following year. The personal business plan is intended to align with our corporate strategic goals and is used to determine if the executive officer has met performance objectives when determining cash incentive plan attainment. This is the same process that we follow to review the performance of all of our employees.

During 2009, our chief financial officer, chief operating officer and our general counsel reported directly to our chief executive officer, Mr. Gianforte. All of our other executive officers reported directly to our then chief operating officer, Ms. Carstensen. Mr. Gianforte and Ms. Carstensen conducted a performance review with each of their reporting executive officers early in January 2010. Additionally, Mr. Gianforte met with Ms. Carstensen to review the performance of each of her reporting officers. To assist our compensation committee in reviewing executive officer performance in 2009 for 2010 compensation purposes, our chief executive officer and chief operating officer provided the compensation committee with their analyses of the 2009 performance and potential of each executive officer reporting to them, and made recommendations based on how well each executive officer executed on his or her personal business plan while also taking into account compensation paid by our market peer companies. The compensation committee then made a recommendation to our board on the 2010 compensation to be paid to each executive officer, which the board considered and subsequently approved. This is the same process that we followed in setting each executive officer’s 2011 compensation, except that Mr. Gianforte provided the compensation committee with his analysis of the 2010 performance and potential of all executive officers.

In the case of our chief executive officer, the chairman of the compensation committee obtained input from each board member (other than Mr. Gianforte) on Mr. Gianforte’s performance during 2009, augmenting verbal discussion with a written multiple question format and a five point rating scale. The compensation committee also took into account our chief executive officer’s success in meeting the corporate goals and objectives approved by the board at the beginning of 2009. The compensation committee then approved the 2010 compensation to be paid to our chief executive officer. This is the same process that we followed in setting our chief executive officer’s 2008 and 2009 compensation. We also followed this process in setting our chief executive officer’s 2011 compensation.

On October 8, 2010, we appointed Mr. Wayne Huyard as our president and chief operating officer, replacing Ms. Carstensen who had been our chief operating officer. Prior to this appointment, our compensation committee obtained advice from Compensia about an appropriate compensation package for Mr. Huyard. Compensia reviewed market data for this position using the same methodology as had been employed for other executive officers. Our compensation committee then recommended a compensation package to our board, which subsequently approved Mr. Huyard’s compensation for the remainder of 2010 and for 2011.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(4)	(5)	($)	($)(6)	($)

Greg R. Gianforte	2010	$350,000	$—	$—	$1,145,500	$386,400	$—	$10,487	$1,892,387
CEO	2009	325,000	—	—	568,738	253,942	—	10,082	1,157,762
	2008	325,000	—	—	—	160,498	—	9,231	494,729
Jeffrey C. Davison	2010	240,000	—	—	395,000	206,080	—	10,487	851,567
CFO, Senior VP and Treasurer	2009	225,000	—	—	386,742	103,577	—	7,350	722,669
	2008	197,846	—	—	409,410	65,799	—	9,231	682,286
Marcus Bragg	2010	255,305	—	—	355,500	278,620	—	3,347	892,772
Former VP and General Manager	2009	225,000	—	—	363,992	213,019	—	2,872	804,883
Americas(1)	2008	212,000	—	—	354,142	217,403	—	2,655	786,200
Susan J. Carstensen	2010	256,539	—	—	671,500	241,980	—	10,487	1,180,506
Former COO and VP(2)	2009	240,000	—	—	386,742	159,323	—	7,350	793,415
	2008	238,564	—	—	545,880	105,278	—	9,231	898,953
Wayne Huyard	2010	127,273	—	—	1,788,000	89,350	—	—	2,004,623
President and COO(3)
Alan A. Rassaby	2010	235,000	—	—	474,000	148,120	—	10,487	867,607
Senior VP and	2009	225,000	—	—	386,742	91,419	—	10,082	713,243
General Counsel	2008	225,000	—	—	163,764	59,219	—	9,231	457,214

(1)	Mr. Bragg resigned his office of vice president and general manager Americas October 15, 2010 due to an operational reorganization. The above figures for Mr. Bragg include his compensation earned during part of 2008 and 2010 as a non-executive officer.

(2)	Ms. Carstensen resigned her office as chief operating officer and vice president October 8, 2010. The above figures for Ms. Carstensen include her compensation earned during part of 2010 as a non-executive officer.

(3)	Mr. Huyard was appointed president and chief operating officer October 8, 2010. The above figures for Mr. Huyard include his compensation earned during part of 2010 as a non-executive officer. Prior to 2010, Mr. Huyard was not employed by us; therefore 2009 and 2008 compensation data was not included.

(4)	Excludes the effect of forfeiture assumptions. The fair value of option awards shown are calculated in accordance with Topic 718, Compensation-Stock Compensation, and represent the aggregate grant date fair value of option awards granted during the year. See Note 1(r) and Note 10, Stock-Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed March 9, 2011 for the relevant assumptions used to determine the valuation of our option awards.

(5)	See the discussion under Annual Cash Incentive Plan for further description of our cash-based incentive plan awards.

(6)	Includes matching contributions by us under our 401(k) savings plan. All full-time equivalent employees are eligible for our 401(k) savings plan. Also includes airfare, meals and lodging for spouse attendance at our annual sales meeting.

Principal Elements of Executive Compensation

Base Salary.  Messrs. Gianforte, Davison, Bragg, and Rassaby, and Ms. Carstensen received a 7%, 7%, 13%, 4%, and 7% increase in base salary, respectively, at the beginning of 2010 to bring them into better alignment with the market for similar positions in comparable companies.

While the compensation committee did review base salaries and evaluate the 2008 performance of all executive officers, due to the downturn in the economy, the compensation committee decided with one exception not to increase the base salaries of our executive officers in 2009. The exception was our chief financial officer, Mr. Davison, who received a 12.5% increase solely to better align him with competitive rates for his position.

Mr. Gianforte received an 8% increase in his base salary at the beginning of 2008. For other named executive officers, base salaries for 2008 were increased by a range of 2% to 16%.

Discretionary Bonus.  We did not award discretionary bonuses to our named executive officers during 2010, 2009 or 2008.

Annual Cash Incentive Plan.  In parallel with its review of base salaries for executive officers, the compensation committee considers the design and structure of the executive officer annual cash incentive plan. To reinforce the attainment of our goals, we believe that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay.

Our annual cash incentive plan is heavily weighted toward the achievement of financial targets approved by our board of directors. Our compensation committee believes that the achievement of annual financial metrics serves to align our executives’ performance goals with the creation of stockholder value. For 2010, executive officers’ annual cash incentive potential was based on the following financial targets, excluding effects of acquisitions (which we exclude because they cannot be reliably factored into financial planning at the time that the board adopts the financial targets on which the cash incentive plan is based):

•	Sales, which is a measure of the top line growth of the business and which, we believe, to be a leading indicator of our growth potential. We defined ‘sales’ as annual recurring revenue and professional services sales.

•	Operating earnings, which is a measure of our profitability that we believe directly drives stockholder value through its impact on earnings per share. For our cash incentive plan, operating earnings is comprised of revenue less the cost of revenue less operating expenses. We use operating earnings before stock-based compensation expense because we believe the amount of stock-based compensation expense varies from period-to-period based on factors that are not, in management’s view, indicative of our underlying operating performance, and because stock based compensation is a non-cash expense. We believe this measure is important because the actions of management can have a significant impact upon operating earnings.

Our 2008 and 2009 cash incentive plans included sales and operating earnings targets, but also incorporated a third element. In 2009, we also required achievement of a target for recurring revenue per employee, while in 2008 we set a target for cash from operations. We believe that three financial measures introduce unnecessary complexity into the design of our cash incentive plan, and that the critical measures upon which we need to focus are sales and operating earnings.

The 2010 cash incentive plan for executive officers other than the general managers was designed as follows:

•	Incentive opportunities were established as designated dollar amounts, not as a percentage of salary;

•	80% of the overall incentive opportunity was based on the attainment of corporate goals for sales and operating earnings for each of our four quarters, and was paid in cash after the end of each quarter;

•	20% of the overall incentive opportunity was based on an assessment of the executive officer’s 2010 performance, having regard to the objectives documented in the executive’s personal business plan, and was paid in cash after the end of the year.

In these respects, the plan design was unchanged from the design of the 2009 plan, and is identical also to the 2008 plan design except in one respect. In 2009 and 2010, we paid only for achievement of quarterly financial targets, whereas in 2008 we reserved a portion of the cash incentive for achievement of an annual financial target. We believe this change helps us focus better on consistent quarterly performance.

The quarterly and annual components of the 2010 incentive plan were triggered when we achieved a minimum level of sales or operating earnings. The compensation committee determined the floor, target and a stretch for each metric, based on known or expected business trends and the perceived difficulty in attaining each goal. Achievement below the floor for sales and operating earnings resulted in a zero percent payout, while achievement at the floor resulted in a payout of 50% of the executive officer’s designated dollar amount. Excluding the 20% individual performance portion of the incentive plan, the maximum payout in the case of operating earnings was 200% at the stretch goal, but there was no cap for sales exceeding the stretch goal. This is a change from 2008 and 2009 when payments were capped at 200% for each of the sales and operating earnings stretch targets. The change reflects an evolution in our thinking. We would rather provide ongoing incentives for sales over-achievement in order to incent continued growth. A cap on compensation is inconsistent with this approach. However, while over-achievement of our operating earnings targets merits appropriate compensation, we do not want to create a disincentive for investments that are designed to fuel future sales and revenue growth.

In the case of general managers, who were our executive officers responsible for regional financial performance, we adopted additional plan elements that were designed to reward the general manager for regional sales growth and profitability. We believe that the additional plan elements were necessary in order to reflect the geographical nature of each general manager’s role. 40% of the target incentive for general managers was payable on the basis of our cash incentive plan, 50% was based on the regional financial plan applicable to the general manager and 10% was based on an assessment of the general manager’s 2010 performance, having regard to the objectives documented in the general manager’s personal business plan. General managers were given both a sales and quarterly contribution margin target. A general manager who achieved both targets was to be paid 100% of available target pay. Achievement of a lower contribution target had the effect of proportionately reducing the payout while achievement of a higher contribution margin had the effect of proportionately increasing the available incentive. Under the regional financial plan, the floor payment started at zero, increased in a straight line to the target, and then accelerated without a cap for over-achievement. In these respects, the cash incentive plan for general managers was materially the same as our 2009 plan. In October 2010, as a result of a reorganization, the position of general manager ceased to exist.

In general, targeted levels of performance for 2010 were set by our compensation committee with the intention of requiring meaningful improvements in performance over 2009 actual results. Overall, we believe performance required to achieve a floor payout should be attainable, performance required to earn a payout at the target should be achievable but challenging and performance required to qualify for stretch payouts represents outstanding achievement. Actual goal achievement for 2010 under our executive officer cash incentive plan, and annual incentives earned by our named executive officers, ranged from approximately 113% to 129% of target.

Our targets for operating earnings targets before stock-based compensation during 2010 for the annual cash incentive plan were $1.7 million for the first quarter of 2010, $3.2 million for the second quarter of 2010, $5.7 million for the third quarter of 2010 and $7.2 million for the fourth quarter of 2010. We do not publicly disclose the specific performance target levels and related criteria as they relate to sales, because it constitutes highly confidential commercial or financial information. We believe that disclosing such target levels and related criteria would provide competitors with insights into our operational strategy and would therefore cause us substantial competitive harm.

During 2011, we intend to continue with a plan design that focuses upon achievement of sales and operating earnings, and that rewards sales growth. The most significant change from our approach in the 2008,

2009 and 2010 plans is that we intend to reward our executive officers for meeting certain financial targets through a mix of cash and stock. We believe that the shift toward stock will help increase the alignment between stockholders and executives.

Long-Term Equity-Based Incentive Awards.  The goal of our long-term, equity-based incentive awards is to serve as a long-term staff retention vehicle by aligning the interests of executive officers with stockholders and providing each executive officer with a significant incentive to manage from the perspective of an owner with an equity stake in the business. The compensation committee administers our equity-based incentive plans for executive officers, determines the size of long-term, equity-based incentives according to each executive’s position and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the compensation committee generally takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, data provided by its compensation consultant on comparable awards made to individuals in similar positions at survey companies and the number of unvested options held by each individual at the time of any new grant. However, there is no set formula for determining the size of a stock option award. Our chief executive officer historically has made recommendations to our compensation committee regarding the amount of stock options and other compensation to grant to our other named executives based upon his assessment of their performance, and may continue to do so in the future. Our board has adopted a policy that our chief executive officer must hold shares to a value that is at least equal to six times his base salary. This policy applies immediately to our current chief executive officer and after 12 years for a new chief executive officer. We do not require a minimum stock ownership by executive officers other than the chief executive officer, but the compensation committee considers an executive officer’s existing stock holdings in determining the size of awards. Our executive officers are not permitted to hedge the economic risk of ownership of our stock.

Under our 2004 Equity Incentive Plan, we have the ability to grant different forms of equity compensation, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards. To date, we have primarily chosen to use stock options to provide long-term incentives to our executive officers, because we believe they best align with our objectives of providing incentives that are commensurate with total stockholder return and employee retention. Stock options provide actual economic value to the executive officer if he or she remains employed by us during the vesting period, and then only if the market price of our shares appreciates over the option term. The fair value of option awards shown for stock options in the summary compensation table are calculated in accordance with Topic 718, Compensation-Stock Compensation and represent the aggregate grant date fair value of equity awards during 2010, 2009 and 2008, respectively.

Stock options motivate executive officers by providing substantial upside compensation even though the entire amount of potential compensation is at risk. The compensation committee periodically considers the use of alternative equity compensation vehicles, and is likely to continue to review its position on this issue. In the future, we may choose to grant different forms of equity compensation particularly if the use of such different forms of compensation become more prevalent at companies with which we compete or from which we intend to recruit personnel. Other factors that may lead us to provide different forms of equity compensation include, but are not limited to, the executives’ perceived value of one form of equity compensation over another, the potential effect of stockholder dilution and the financial statement cost of one form of equity compensation over the other.

Stock options provided to executive officers are typically granted at or near the beginning of each year in conjunction with the compensation committee’s meeting to review their individual performance, unless the executive officer is a new hire or other individual performance considerations or changes in responsibility are brought to the attention of our compensation committee during the course of the year. This review takes place, and option grants are generally made, at regularly scheduled meetings of the compensation committee and board of directors, unless earlier approval is required for new hires, new performance considerations or retention purposes, or unless a regularly scheduled meeting needs to be rearranged for another date. We have not timed, nor do we intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation. Our board of directors or compensation committee may also approve stock option grants by unanimous written consent. In such cases, the date of grant is the last signature date as noted on the unanimous written consent.

Material terms of options granted to our named executive officers in 2010 included: a) exercise price equal to the closing market value as quoted by the Nasdaq Global Market on the date of grant; b) vesting in a series of eight equal installments over a four-year period, contingent on the executive officer’s continued service; c) a term no longer than ten years; and d) vesting acceleration in the event of termination of employment without cause, or termination within 12 months following a change in control. Accordingly, options provide a return to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of the shares appreciates over the option term.

If the board of directors determined that an executive officer has engaged in fraudulent or intentional misconduct, and if the misconduct resulted in a significant restatement of our financial results, we would, among other disciplinary action, seek reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. This remedy would be in addition to, and not in lieu of, other disciplinary actions and any actions imposed by law enforcement agencies, regulators or other authorities.

All of our executive officers received stock option grants in 2010. The size of the 2010 grants to each executive reflected the compensation committee’s view of the executive’s performance, level of responsibility and potential, and the survey data for executives in similar positions. All of our executive officers also received stock option grants in 2009 and 2008, with the exception of our chief executive officer, who received no options in 2008. Mr. Gianforte was awarded his first-time stock option grant in 2009 to help ensure continued alignment between the interests of our chief executive officer and the interests of our stockholders.

Grants of Plan-Based Awards

					All
					Other
					Stock	All
					Awards:	Other
					Number	Option		Grant
					of	Awards:	Exercise	Date
					Shares	Number	or Base	Fair
		Estimated Future Payouts Under			of	of	Price of	Value
		Non-Equity Incentive Plan			Stock	Securities	Option	of
		Awards			or	Underlying	Awards	Option
	Grant	Threshold	Target	Maximum	Units	Options	($/Sh)	Awards
Name	Date	($)	($)	($)(1)	(#)	(#)	(2)	($)(3)

Greg R. Gianforte	2/8/10	$—	$300,000	$ N/A	—	145,000	$14.91	$1,145,500
CEO
Jeffrey C. Davison	2/8/10	—	160,000	N/A	—	50,000	14.91	395,000
CFO, Senior VP and Treasurer
Marcus Bragg	2/8/10	—	200,000	N/A	—	45,000	14.91	355,500
Former VP and General Manager Americas(4)
Susan J. Carstensen	2/8/10	—	190,000	N/A	—	85,000	14.91	671,500
Former COO and VP(4)
Wayne Huyard	7/6/10	—	—	—	—	100,000	14.54	743,000
President and COO(5)	10/8/10	—	235,000	N/A	—	100,000	19.68	1,045,000
Alan A. Rassaby	2/8/10	—	115,000	N/A	—	60,000	14.91	474,000
Senior VP and General Counsel

(1)	There was no maximum under our Non-Equity Incentive Plan Awards. Refer to Annual Cash Incentive Plan section above for more details.

(2)	The exercise price of the option award is equal to the closing price of our common stock as reported by the Nasdaq Global Market on the date of grant.

(3)	See Note 1(r) and Note 10, Stock-Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed March 9, 2011 for the relevant assumptions used to determine the valuation of our option awards.

(4)	Target payouts under non-equity incentive plan for Mr. Bragg and Ms. Carstensen while serving in capacity as vice president and general manager Americas, and chief operating officer, respectively. This assumes that target financial measures are achieved.

(5)	Mr. Huyard was appointed president and chief operating officer on October 8, 2010. Target payout under non-equity incentive plan is expressed as an annualized amount. This assumes that target financial measures are achieved. Option grants include a grant prior to Mr. Huyard’s appointment as president and chief operating officer.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market or
			Incentive					Plan	Payout
			Plan					Awards:	Value of
			Awards:			Number	Market	Number of	Unearned
			Number			of	Value of	Unearned	Shares,
			of			Shares or	Shares or	Shares,	Units
	Number of	Number of	Securities			Units of	Units of	Units	or Other
	Securities	Securities	Underlying			Stock	Stock	or Other	Rights
	Underlying	Underlying	Unexercised	Option		That	That	Rights	That Have
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	That Have	Not
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Not	Vested
Name	Exercisable(1)	Unexercisable(1)	(#)	($)	Date(2)	(#)	($)	Vested (#)	($)

Greg R. Gianforte	46,875	78,125	—	$8.38	2/10/19	—	—	—	—
CEO	18,125	126,875	—	14.91	2/08/20	—	—	—	—
Jeffrey C. Davison	10,000	—	—	13.87	10/05/15	—	—	—	—
CFO, Senior VP and Treasurer	30,000	—	—	14.17	4/17/16	—	—	—	—
	4,375	625	—	16.66	2/07/17	—	—	—	—
	46,875	28,125	—	10.93	2/05/18	—	—	—	—
	31,875	53,125	—	8.38	2/10/19	—	—	—	—
	6,250	43,750	—	14.91	2/08/20	—	—	—	—
Marcus Bragg	10,000	—	—	16.31	5/31/16	—	—	—	—
Former VP and General	3,500	500	—	16.66	2/07/17	—	—	—	—
Manager Americas	250	750	—	14.33	6/06/18	—	—	—	—
	—	500	—	14.51	7/23/18	—	—	—	—
	—	25,000	—	14.18	9/03/18	—	—	—	—
	—	50,000	—	8.38	2/10/19	—	—	—	—
	—	39,375	—	14.91	2/08/20
Susan J. Carstensen	23,333	—	—	1.50	2/13/12	—	—	—	—
Former COO and VP	133,333	—	—	1.50	1/29/13	—	—	—	—
	40,000	—	—	12.81	2/09/15	—	—	—	—
	40,000	—	—	19.25	1/19/16	—	—	—	—
	26,250	3,750	—	16.66	2/07/17	—	—	—	—
	62,500	37,500	—	10.93	2/05/18	—	—	—	—
	31,875	53,125	—	8.38	2/10/19	—	—	—	—
	10,625	74,375	—	14.91	2/08/20	—	—	—	—
Wayne Huyard	—	100,000	—	14.54	7/06/20	—	—	—	—
President and COO	—	100,000	—	19.68	10/08/20	—	—	—	—
Alan Rassaby,	1,935	—	—	1.50	4/30/13	—	—	—	—
Senior VP and General Counsel	66,666	—	—	7.35	6/21/14	—	—	—	—
	30,000	—	—	12.81	2/14/15	—	—	—	—
	30,000	—	—	19.25	1/19/16	—	—	—	—
	26,250	3,750	—	16.66	2/07/17	—	—	—	—
	18,750	11,250	—	10.93	2/05/18	—	—	—	—
	31,875	53,125	—	8.38	2/10/19	—	—	—	—
	7,500	52,500	—	14.91	2/08/20	—	—	—	—

(1)	Options become exercisable in eight equal installments every six months following the date of grant.

(2)	The expiration date of each option award is ten years after the date of grant.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired
	on Exercise	on Exercise	on Vesting	Value Realized
Name	(#)	($)(1)	(#)	on Vesting ($)

Greg R. Gianforte	—	$—	—	$—
CEO
Jeffrey C. Davison	—	—	—	—
CFO, Senior VP and Treasurer
Marcus Bragg	77,957	1,126,850	—	—
Former VP & General Manager — Americas
Susan J. Carstensen	—	—	—	—
Former COO and VP
Wayne Huyard	—	—	—	—
President and COO
Alan A. Rassaby	1,646	22,633	—	—
Senior VP — General Counsel

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

Perquisites

Our executives are entitled to the same perquisites as all employees and generally do not receive additional perquisites because they hold executive positions. All employees that participate in our 401(k) plan receive a matching contribution from us in the amount of 50% of the first 6% of the participant’s compensation that has been contributed to the plan. Each year, we hold a sales meeting at an off-site location for our top performers. Participants may be accompanied by their spouse or a guest, the cost of which is paid by us. In 2010, five of our named executive officers made the trip and were accompanied by their spouses. All full-time employees are eligible to participate in our Employee Stock Purchase Plan, which in 2010, 2009 and 2008 provided a 5% discount from market price on the last day of the purchase period. Our health and life insurance plans are the same for all employees. We typically offer reimbursement to newly hired executive officers for relocation costs.

Post-Employment Compensation

We do not provide pension arrangements, non-qualified deferred compensation or post-retirement health coverage for our executives. Our executive officers, like all of our full-time employees in the United States, are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we will contribute to each participant’s account a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan. All of our executive officers participated in the plan and received matching contributions during 2010, 2009 and 2008, except Mr. Bragg who did not participate during these three years and Mr. Huyard, who did not participate during 2010.

Employment Contracts, Termination of Employment and Change-In-Control Agreements

Employment Contracts.  We do not have employment contracts with any of our named executive officers.

Termination Without Cause or For Good Reason Following Change in Control.  On April 20, 2004, our board of directors adopted a policy applicable to all of the members of our executive officers in the event of a change or loss of position within 12 months following a change-in-control transaction. Under the policy, our chief executive officer will be entitled to receive a minimum of twelve months’ salary and bonus as severance and any then-unvested options that were granted to him after April 20, 2004 will be accelerated in full and become fully vested. The policy also provides that any executive officers other than our chief executive officer will be entitled to receive a minimum of six months’ salary and bonus as severance in the form of salary continuation, and any then-unvested options that were granted to him or her after April 20, 2004, and while he or she was an executive officer, will be accelerated in full and become fully vested. Each executive officer has an employment offer letter that contains similar language to the policy. In addition, all of our option agreements with our named executive officers in respect of options under our 2004 Equity Incentive Plan provide that upon the occurrence of a change-in-control transaction, all of the executive officer’s unvested option shares will be completely vested, unless the option is assumed by the acquirer. If assumed by the acquirer, the option will become completely vested if within twelve months of the change-in-control transaction the executive officer is terminated without cause or terminates his or her employment for good reason. A change-in-control transaction includes (i) a transaction or series of transactions in which any person, entity or group becomes the beneficial owner of 50% or more of the combined voting power of our outstanding securities, (ii) a transaction in which our directors cease to constitute a majority of the board of directors, (iii) a consolidation or merger in which we are not the surviving entity or in which our stockholders do not have the same proportionate ownership in the surviving entity after the merger as they did immediately prior to the merger, the sale, lease, exchange or other transfer of all or substantially all of our assets, our liquidation or dissolution or (iv) any transaction that a majority of our directors determines constitutes a change-in-control. Cause includes termination of employment based upon (i) the willful and continued failure substantially to perform one’s duties and obligations (other than due to physical or mental incapacity or good reason), (ii) a conviction or plea bargain in connection with the actual or alleged commission of a felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engagement in misconduct which causes us, our employees or our clients substantial monetary or other injury. Good reason includes terminating one’s employment based upon (i) being assigned employment duties or responsibilities which are not substantially comparable in responsibility and status to the employment duties and responsibilities held immediately prior to the change-in-control transaction, (ii) a reduction in base salary as in effect immediately prior to the change-in-control transaction or (iii) being required to relocate offices more than 50 miles from one’s office location immediately prior to the change-in-control transaction.

On February 25, 2011, our board of directors revised this policy. The revised policy applies to executive officers in the event of a change or loss of position within 3 months before and 18 months following a change-in-control transaction. Under the revised policy, our chief executive officer will be entitled to receive a minimum of 24 months base salary, our president and chief operating officer will be entitled to receive a minimum of 18 months base salary, and our other executive officers will be entitled to receive a minimum of 12 months base salary as severance. All of our executive officers will also receive reimbursement of their COBRA premiums for up to 18 months. Other aspects of the pre-existing policy described above will continue, including accelerated vesting of stock options. However, under the revised policy, we would be able to reduce payments to an executive officer to the extent necessary to avoid payment of an excise tax in connection with the operation of Section 280G of the Internal Revenue Code. We believe that the revised policy is more consistent with market practice, and is reasonable under the circumstances.

Terminations Without Cause — No Change of Control.  Employment offer letters for Ms. Carstensen and Messrs. Bragg, Davison, Huyard and Rassaby, provide that if the executive officer’s employment is terminated other than for cause, he or she will be entitled to receive six months salary and bonus as severance in the form of salary continuation, and will be entitled to a 12.5% accelerated vesting of then unvested option shares under outstanding stock options. On February 25, 2011, our board of directors adopted a new policy in respect of severance payable to executive officers whose employment is terminated other than for cause. Under the policy, our chief executive officer will receive a minimum of 18 months base salary, and accelerated vesting of 37.5% of then unvested stock option shares under future stock options grants, together with continuing health benefits subject to the COBRA maximum of 18 months. Our chief operating officer and president will receive a minimum of 12 months base salary, and accelerated vesting of 25% of then unvested stock option shares under future stock options grants, together with reimbursement of his COBRA premiums for up to 18 months. Other executive officers will receive a minimum of 12 months base salary, and accelerated vesting of 12.5% of then unvested stock option shares under future stock options grants, together with continuing health benefits subject to the COBRA maximum of 12 months. We believe that the new policy is more consistent with market practice and will maximize our ability to attract new executives and retain our existing executives.

Summary Termination Table.  The following table summarizes each executive officer’s present estimated entitlement to severance and the potential value of stock option acceleration upon a termination other than for cause, and a termination other than for cause or for good reason following a change in control, as if such termination occurred on January 1, 2011. The potential value of accelerated stock option vesting is based on the closing price of our stock on January 1, 2011, is in addition to the value of vested stock options shown in the “Option Exercises and Stock Vested” table.

	Termination Other than for Cause —					Termination within 12 Months after
	No Change of Control					a Change in Control
				Number				Number
				of			Value	of
			Value of	Options			of	Options
			Accelerated	Subject to			Accelerated	Subject to
			Option	Accelerated			Option	Accelerated
Name	Cash		Vesting(1)	Vesting	Total ($)	Cash	Vesting(2)	Vesting	Total ($)

Greg R. Gianforte	$	N/A	0	0	0	$650,000	$2,305,956	205,000	$2,955,956
Jeffrey C. Davison		200,000	194,778	15,703	394,778	200,000	1,558,225	125,625	1,758,225
Marcus Bragg		250,000	170,221	14,516	420,221	250,000	1,361,765	116,125	1,611,765
Susan J. Carstensen		212,500	245,980	21,094	458,480	212,500	1,967,844	168,750	2,180,344
Wayne Huyard		270,000	164,000	25,000	434,000	270,000	1,312,000	200,000	1,582,000
Alan Rassaby		175,000	180,224	15,078	355,224	175,000	1,441,794	120,625	1,616,794

(1)	Represents the value of “in the money”, accelerated options that vest upon termination other than for cause as of December 31, 2010 as if exercised at $23.67, which was the closing price of our stock on that date.

(2)	Represents the value of “in the money”, accelerated options that vest upon termination other than for cause as of December 31, 2010 as if exercised at $23.67, which was closing price of our stock on that date. The percentage of options subject to acceleration is described above in Termination Without Cause or For Good Reason Following Change in Control for all officers.

We believe that the payment of compensation and the acceleration of unvested options in these circumstances is a common practice in comparable companies, and is justifiable from both a recruitment and retention perspective. We also believe that the amount of severance is within the range typically seen in comparable companies, and that we would experience difficulties attracting and retaining executives in the absence of severance arrangements that are at least as attractive as those that we offer.

Principal Elements of Director Compensation

Compensation of Directors

We have a policy to reimburse directors for reasonable expenses incurred in connection with their attendance at board and committee meetings, but we currently do not provide our directors with cash compensation for their services as members of our board of directors or any committee of our board of directors.

On March 3, 2010, our board of directors, on the recommendation of our compensation committee, amended our 2004 Equity Incentive Plan to eliminate the automatic grant program for directors. The compensation committee concluded that a grant program that automatically provides for a fixed number of options to be awarded to directors was too inflexible and unresponsive to market conditions. For 2010, the compensation committee recommended that a periodic market review take place of the total direct compensation payable to directors in peer companies, and that director compensation should be determined in light of that review. For 2010, our compensation committee determined that directors should be granted a mixture of stock options and restricted stock units (“RSUs”) according to a formula that rewards leadership of, and participation in, our board and its various committees.

In 2010, the compensation committee retained a compensation consultant, Compensia, to provide comparative information regarding cash and non-cash remuneration provided to directors of other public companies. Compensia reviewed the compensation practices for directors at 18 publicly-traded peer companies as mentioned above in the section titled “Compensation Components and Process.” The compensation committee reached the following conclusions in 2010 with regard to director compensation. First, director compensation should be evaluated having regard to compensation paid to directors of peer companies. A plan that compensates directors by awarding a fixed number of stock options each year without regard to the actual value of the award or the market trends is therefore undesirable. Second, we should continue our practice of compensating directors solely through equity, rather than introduce a cash component. Third, the equity component should be comprised of a mix of RSUs and stock options. Fourth, the annual equity awards should vest over twelve months with a provision for acceleration upon a change in control.

On March 3, 2010, the compensation committee approved that each director receive 20,000 stock options and 2,000 RSUs, plus a number of additional RSUs that vary depending on whether the director serves as a lead director, a committee chair or a committee member, such grants to be effective on the date of the Annual Meeting of Stockholders. Messrs. Allen and Lansing were granted an additional 1,200 RSUs in connection with their roles as audit committee chair and lead independent director, respectively. Messrs. Avis and Kendra were granted an additional 600 RSUs in connection with their roles as audit committee members. Messrs. Allen, Lansing, and Singh were granted an additional 350 RSUs in connection with their roles as compensation committee members and Mr. Snyder was granted an additional 700 RSUs in connection with his role as compensation committee chair. Messrs. Avis and Kendra were granted an additional 200 RSUs in connection with their roles as nomination and governance committee members, and Mr. Lansing was granted an additional 400 RSUs in connection with his role as nomination and governance committee chair. The stock options and RSUs were granted on June 7, 2010, and the stock options have an exercise price of $13.61 and the RSUs have a grant date price of $13.61, which was the fair market value of our common stock on the date of grant. Material terms of options and RSUs granted to our directors in 2010 included: a) in the case of options, an exercise price equal to the closing market value as quoted by the Nasdaq Global Market on the date of grant; b) in the case of options, a term no longer than ten years; c) vesting in a series of four equal installments over a 12 month period, contingent on the director’s continued service; and d) vesting acceleration in the event of a change in control.

Director Compensation

				Change in
				Pension Value
			Non-Equity	and
	Fees		Incentive	Nonqualified
	Earned or	Equity	Plan	Deferred	All Other
	Paid in	Awards	Compensation	Compensation	Compensation
Name(1)	Cash ($)	($)(2)(3)	($)	Earnings	($)	Total ($)

Richard E. Allen	$—	$183,120	$—	$—	$—	$183,120
Gregory M. Avis(4)	—	172,912	—	—	—	172,912
Thomas W. Kendra	—	172,912	—	—	—	172,912
William J. Lansing	—	188,564	—	—	—	188,564
S. Steven Singh	—	166,788	—	—	—	166,788
Allen E. Snyder	—	171,551	—	—	—	171,551

(1)	Greg R. Gianforte, the chairman of our board of directors, has been omitted from this table because he receives no additional compensation for serving on our board.

(2)	Excludes the effect of forfeiture assumptions. The fair value of equity awards shown is calculated in accordance with Topic 718, Compensation-Stock Compensation, and represents the aggregate grant date fair value of option awards granted during the year. See Note 1(r) and Note 10, Stock-Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed March 9, 2011 for the relevant assumptions used to determine the valuation of our option awards.

(3)	Aggregate option awards outstanding and exercisable, and vested RSUs, respectively, that have been granted to each of our non-employee directors named above, as of December 31, 2010, the last day of our most recent fiscal year, are as follows: Mr. Allen 160,000 options and 1,776 RSU’s; Mr. Avis 85,000 options and 1,400 RSU’s; Mr. Kendra 85,000 options and 1,400 RSU’s; Mr. Lansing 153,000 options and 1,976 RSU’s; Mr. Singh 20,000 options and 1,176 RSU’s; and Mr. Snyder 72,500 shares and 1,350 RSU’s.

(4)	Of the outstanding and exercisable option awards held by Mr. Avis, 75,000 options were deemed to be held by Mr. Avis for the benefit of Summit Partners, L.P. Summit Partners, L.P. determines when the options are to be exercised, and is entitled to the shares issued upon exercise, and therefore may beneficially own such options. Mr. Avis is a member of Summit Master Company, LLC, which is the general partner of Summit Partners, L.P. Mr. Avis disclaims beneficial ownership of the options, except to the extent of his pecuniary interest therein. An additional 10,000 options and 1,400 RSU’s were beneficially owned by Mr. Avis.

Impact of Accounting and Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to our executive officers during 2010 did not exceed the $1.0 million limit per officer, and we do not expect the non-performance-based compensation to be paid to our executive officers during 2011 to exceed that limit. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we do not expect to take any action to limit or restructure the elements of cash compensation payable to our executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). We will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

Compensation Committee Interlocks and Insider Participation

During 2010, the compensation committee of our board of directors consisted of Messrs. Allen, Lansing, Singh and Snyder. None of the compensation committee members has at any time been one of our officers or employees or an officer or employee of any of our subsidiaries. None of our executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report

The compensation committee of the board of directors has reviewed and discussed our compensation discussion and analysis with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the compensation discussion and analysis be included in our definitive proxy statement on Schedule 14A for our 2011 Annual Meeting of Stockholders, and be incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2010, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the compensation committee of the board of directors and shall not be deemed soliciting material or filed with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Allen E. Snyder, Chair
Richard E. Allen
William J. Lansing
S. Steve Singh

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table provides information concerning beneficial ownership of our Common Stock as of March 31, 2011 by: (a) each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding Common Stock; (b) each of our named executive officers; (c) each of our directors; and (d) all of our current directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 33,031,953 shares of Common Stock outstanding as of March 31, 2011. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2011 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, Montana 59718.

	Shares Beneficially
	Owned
Name and Address of Beneficial Owner	Number	Percent

Greg R. Gianforte(1)(2)	4,127,080	12.5%
Susan Gianforte(2)	3,970,059	12.0%
Richard E. Allen(3)	178,550	0.5%
Gregory M. Avis(4)	32,800	0.1%
Marcus A. Bragg(5)	36,250	0.1%
Susan J. Carstensen(6)	415,416	1.2%
Jeffrey C. Davison(7)	156,250	0.5%
Wayne Huyard(8)	25,000	0.1%
Thomas W. Kendra(9)	87,300	0.3%
William J. Lansing(10)	331,950	1.0%
Alan A. Rassaby(11)	210,903	0.6%
S. Steven Singh(12)	32,350	0.1%
Allen E. Snyder(13)	89,850	0.3%
All current directors and executive officers as a group(10 persons)(14)	5,272,033	15.5%
Gianforte Family Charitable Trust(15)	3,112,050	9.4%
BlackRock, Inc.(16)	3,000,216	9.1%
Frontier Capital Management Co., LLC(17)	1,741,361	5.3%
William Blair & Company, L.L.C.(18)	1,683,241	5.1%

(1)	Includes 98,750 shares underlying options exercisable as of or within 60 days of March 31, 2011 and 58,271 shares held directly by Greg R. Gianforte.

(2)	Includes 2,501,778 shares held by Greg and Susan Gianforte, co-trustees of the Greg Gianforte Revocable Trust dated May 23, 2005 and Greg and Susan Gianforte, co-trustees of the Susan Gianforte Revocable Trust dated May 23, 2005, Tenants in Common. Includes 105,040 shares held by the Second East Gallatin River Trust of Greg R. Gianforte, an irrevocable grantor retained annuity trust. Includes 420,416 shares held by the Gianforte Charitable Remainder Unitrust #1 and 942,825 shares held by the Gianforte Charitable Remainder Unitrust #2. Does not include 3,112,050 shares of common stock held by the Gianforte Family Charitable Trust, a tax-exempt private foundation. Mr. and Mrs. Gianforte and Richard Gianforte are trustees of such tax exempt private foundation, but disclaim beneficial ownership of the common stock registered in the name of such tax exempt private foundation.

(3)	Includes 165,000 shares underlying options exercisable as of or within 60 days of March 31, 2011, 887 restricted stock units that will vest on June 7, 2011 and 12,663 shares held directly by Richard E. Allen. Mr. Allen’s principal address is 7135 Polo Ridge Drive, Littleton, CO 80128.

(4)	Includes 15,000 shares underlying options exercisable as of or within 60 days of March 31, 2011, 700 restricted stock units that will vest on June 7, 2011 and 17,100 shares held directly by Gregory M. Avis. Mr. Avis’ principal address is 499 Hamilton Avenue, Palo Alto, CA 94301.

(5)	Includes 36,250 shares underlying options exercisable as of or within 60 days of March 31, 2011.

(6)	Includes 248,750 shares underlying options exercisable as of or within 60 days of March 31, 2011 and 166,666 shares held directly by Susan J. Carstensen and her spouse.

(7)	Includes 156,250 shares underlying options exercisable as of or within 60 days of March 31, 2011.

(8)	Includes 25,000 shares underlying options exercisable as of or within 60 days of March 31, 2011.

(9)	Includes 81,000 shares underlying options exercisable as of or within 60 days of March 31, 2011, 700 restricted stock units that will vest on June 7, 2011 and 5,600 shares held directly by Thomas W. Kendra. Mr. Kendra’s principal address is 101 Kennedy Court, Los Gatos, CA 95032.

(10)	Includes 138,000 shares underlying options exercisable as of or within 60 days of March 31, 2011, 987 restricted stock units that will vest on June 7, 2011 and 192,963 shares held directly by William J. Lansing and his spouse. The principal address of William J. Lansing is 22 Starwood Drive, Woodside, CA 94062.

(11)	Includes 209,257 shares underlying options exercisable as of or within 60 days of March 31, 2011 and 1,646 shares held directly by Alan A. Rassaby.

(12)	Includes 30,000 shares underlying options exercisable as of or within 60 days of March 31, 2011, 587 restricted stock units that will vest on June 7, 2011 and 1,763 shares held directly by S. Steven Singh. The principal address of S. Steven Singh is 18400 NE Union Hill Road, Redmond, WA 98052.

(13)	Includes 82,500 shares underlying options exercisable as of or within 60 days of March 31, 2011, 675 restricted stock units that will vest on June 7, 2011 and 6,675 shares held directly by Allen E. Snyder. Mr. Snyder’s principal address is P.O. Box 1499, Monument, CO 80132.

(14)	Includes the information set forth in notes 1 through 4 and in notes 7 through 13 above.

(15)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 23, 2011. Mr. and Mrs. Gianforte and Richard Gianforte are trustees of the Gianforte Family Charitable Trust, a tax exempt private foundation, but disclaim beneficial ownership of the common stock registered in the name of such tax exempt private foundation. The principal address of the Gianforte Family Charitable Trust is 1320 Manley Road, Bozeman, MT 59715.

(16)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2011. According to the Schedule 13G, BlackRock, Inc. has sole power to vote or direct the vote and has sole power to dispose or to direct the disposition of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities. The subsidiaries of BlackRock, Inc. that acquired such securities are BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Investment Management, LLC and State Street Research & Management Company. For purposes of the reporting requirements of the Securities Exchange Act of 1934, BlackRock, Inc. is deemed to be a beneficial owner of such securities. BlackRock, Inc. is a parent holding company with a principal address of 40 East 52nd Street, New York, NY 10022.

(17)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2011. According to the Schedule 13G, Frontier Capital Management Company, LLC (“Frontier”) has sole power to vote or direct the vote with respect to 1,143,831 shares and has sole power to dispose or to direct the disposition of 1,741,361 shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Frontier is deemed to be the beneficial owner of such securities. Frontier is an investment advisor with a principal address of 99 Summer Street, Boston, MA 02110.

(18)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2011. According to the Schedule 13G, William Blair & Company, L.L.C. has sole power to vote or direct the vote and has sole power to dispose or to direct the disposition of these shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, William Blair & Company, L.L.C. is deemed to be a beneficial owner of such securities. William Blair & Company, L.L.C. is a financial services company with a principal address of 222 W. Adams, Chicago, IL 60606.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives certain information as of December 31, 2010 about our equity compensation plans.

Number of Shares
	Number of Shares to be		Weighted-Average	Remaining Available for
	Issued Upon Exercise		Exercise Price of	Issuance Under Equity
	of Outstanding		Outstanding	Compensation Plans
	Options, Warrants		Options, Warrants,	(Excluding Shares in
Plan Category	and Rights		and Rights	Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by stockholders(1)	6,242,333	(2)	$12.02	3,043,983	(3)
Equity compensation plans not approved by stockholders	—			—

Total	6,242,333		$12.02	3,043,983

(1)	Consists of the 2004 Equity Incentive Plan, as amended, the 2004 Employee Stock Purchase Plan, as amended, and the 1998 Long-Term Incentive and Stock Option Plan. No additional option grants are being made under the 1998 Long-Term Incentive and Stock Option Plan after August 5, 2004.

(2)	Excludes purchase rights currently accruing under the 2004 Employee Stock Purchase Plan which was approved by stockholders and had a total reserve of 850,500 shares as of December 31, 2010. Under the Purchase Plan, as amended, each eligible employee may purchase up to 5,000 shares of our common stock (through payroll deductions in an amount not to exceed 15% of their compensation for each pay period during a purchase period) on August 15 and February 15 each year at a purchase price per share established by the administrator prior to the first business day of each purchase period. In no event, however, will the purchase price for any purchase period be less than the lesser of 85% of the fair market value of our common stock on the first business day and the last business day of that purchase period. For the purchase period ending August 15, 2011 the administrator has set the maximum permitted payroll deduction at 10% of salary and established a purchase price equal to the lesser of 85% of the fair market value on February 16, 2011 or 85% of the fair market value on August 15, 2011.

(3)	Consists of shares available for future issuance under the 2004 Employee Stock Purchase Plan and the 2004 Equity Incentive Plan, as amended. As of December 31, 2010, an aggregate of 611,074 shares of common stock were available for issuance under the 2004 Employee Stock Purchase Plan and an aggregate of 2,432,909 shares of common stock were available for issuance under the 2004 Equity Incentive Plan. The number of shares of common stock reserved under our 2004 Employee Stock Purchase Plan automatically increases on the first day of each year in an amount equal to the lesser of (a) 500,000 shares or (b) 2% of the number of shares of our common stock outstanding on the last day of the preceding year or (c) such lesser number as determined by our board of directors. The number of shares of common stock reserved under our 2004 Equity Incentive Plan will automatically be increased on the first day of each year, in an amount equal to the lesser of (a) 1,000,000 shares or (b) 4% of the number of shares of our common stock outstanding on the last day of the preceding year or (c) such lesser amount as determined by our board of directors. On January 1, 2011, the additional reserve for the 2004 Equity Incentive Plan was automatically increased by 1,000,000 shares, and the reserve for the 2004 Employee Stock Purchase Plan was automatically increased by 100 shares as determined by the board on December 3, 2010. Since the effective date of the 2004 Employee Stock Purchase Plan, 239,426 shares of common stock have been purchased thereunder. During the current purchase period, up to 420,282 shares of common stock are available for purchase under the 2004 Employee Stock Purchase Plan.

Certain Relationships and Related Party Transactions

Since January 1, 2010, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the heading “Compensation Discussion and Analysis” and other than the transactions described below. Each of the transactions described below was reviewed and approved or ratified by our audit committee.

Office Leases with Genesis Partners, LLC.  We lease from Genesis Partners, LLC 29,724 square feet of office space at 40 Enterprise Boulevard, Bozeman, Montana; 12,912 square feet of office space at 110 Enterprise Boulevard, Bozeman, Montana; 9,184 square feet of office space at 77 Discovery Drive, Bozeman, Montana; and 29,148 square feet of additional office space for our principal executive offices space at 136 Enterprise Boulevard, Bozeman, Montana. Greg Gianforte, our Chairman and Chief Executive Officer, and Steve Daines, our Vice President Asia Pacific, beneficially own, directly or indirectly, 50% and 25% membership interests in Genesis Partners, respectively. The remaining 25% of Genesis Partners is beneficially owned by Mr. Daines’ father, Clair Daines, who is a commercial real estate developer and builder. The 40 Enterprise Boulevard lease has a 120-month term that started April 1, 2011, with an option to extend for one additional 60-month period. The 110 Enterprise Boulevard lease was renewed for a start date of June 13, 2010 for a term of 60 months, with an option to extend an additional 60-month term. The 136 Enterprise Boulevard lease has a 120-month term that started February 22, 2007, with two options to extend each for an additional 60-month period, and the right to terminate after 102 months of occupancy with 24 months prior written notice of termination. The 77 Discovery Drive lease has a 60-month term that started April 1, 2010, with an option to extend for an additional 60-month term. We have signed a lease that will replace the current 77 Discovery Drive lease when an addition to the building is available for occupancy, estimated to be July 1, 2012. The new lease shall be for 34,210 square feet of office space at 77 Discovery Drive and for a term of 120 months with an option to extend for one additional 60-month period. Our current rent is $36,561 per month for the 40 Enterprise Boulevard lease excluding insurance, taxes, common area maintenance and utilities. Our current rent is $11,786 per month for the 77 Discovery Drive lease; $16,570 per month for the 110 Enterprise Boulevard lease; and $37,217 for the 136 Enterprise Boulevard lease, including insurance, taxes and common area maintenance, but excluding utilities. We believe that the terms of these leases are no less favorable to us than they would have been if obtained from unaffiliated third parties.

Indemnification Agreements.  We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Person Transactions.  Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, since the beginning of our last fiscal year, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Pursuant to its written charter, our audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all related person transactions and potential conflict of interest situations involving any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons. In addition, our Code of Ethics and Business Conduct requires that our officers and employees use good judgment to adhere to high ethical standards with respect to situations that create an actual or potential conflict between such person’s personal interests and the interests of RightNow.

Our audit committee also has adopted written policies and procedures for related person transactions that require the audit committee to review any proposed transaction with related persons to determine if it rises to the level of a related person transaction covered by Item 404 of Regulation S-K and, if it does, then such related person transaction must be approved or ratified by the disinterested members of the audit committee. Our management must disclose to the audit committee all material information regarding actual and proposed related person transactions known to them that involve our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities and any member of the immediate family of any of the foregoing persons. A related person will not be deemed to have a material interest in a transaction if the interest arises only: (a) from the person’s position as a director of another corporation or organization that is a party to the transaction; or (b) from the direct or indirect ownership by such person and all other related persons, in the aggregate, of less than a ten percent equity interest in another person or entity (other than a partnership) which is a party to the transaction; or (c) from a combination of both (a) and (b); or (d) from the person’s position as a limited partner in a partnership in which the person and all other related persons, have an interest of less than ten percent, and the person is not a general partner of and does not hold another position in the partnership. Additionally, our general counsel reviews our sales pipeline every three months to identify customer prospects that are associated with any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities and any member of the immediate family of any of the foregoing persons, which must thereafter be approved by our audit committee prior to accepting any such orders if it would constitute a related person transaction.

Our audit committee has determined that the following categories of transactions shall be deemed preapproved by the audit committee, notwithstanding the fact that they are related person transactions:

•	compensation to executive officers determined by our compensation committee;

•	compensation to directors determined by our compensation committee or our board of directors; and

•	transactions in which all security holders receive proportional benefits.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a class of our equity securities registered under the Exchange Act, to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of RightNow. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of these forms, we believe that during 2010, each of our executive officers, directors and holders of ten percent or more of our common stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act.

ANNUAL REPORT

We filed with the Securities and Exchange Commission an Annual Report on Form 10-K on March 9, 2011. A copy of the Annual Report on Form 10-K has been mailed concurrently with this proxy statement to all record holders of our stock entitled to notice of and to vote at the Annual Meeting, and is also posted on our web site at http://investor.rightnow.com/annual-proxy.cfm. No separate annual report to the stockholders was prepared by us. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material. Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding us, are available on the Securities and Exchange Commission’s web site at http://www.sec.gov. In addition, we will provide without charge a copy of our Annual Report on Form 10-K to any stockholder upon written request addressed to our corporate secretary at RightNow Technologies, Inc., 136 Enterprise Boulevard, Bozeman, Montana 59718, and will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits.

By Order of the Board of Directors
of RightNow Technologies, Inc.

Alan A. Rassaby
Secretary

Dated May 5, 2011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1.	Election of Directors
Nominees

01	William J. Lansing	02 Allen E. Snyder

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011.	☐	☐	☐

3	To approve on an advisory basis the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 year	2 years	3 years	Abstain
4	To approve on an advisory basis the frequency of conducting future stockholder advisory votes on named executive officer compensation.	☐	☐	☐	☐

NOTE: In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting, or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com.
RIGHTNOW TECHNOLOGIES, INC.
Annual Meeting of Stockholders June 14, 2011 12:00 PM
This proxy is solicited by the Board of Directors
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of
Stockholders to be held Tuesday, June 14, 2011 and the Proxy Statement and appoints Alan A. Rassaby and
Jeffrey C. Davison, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of RIGHTNOW TECHNOLOGIES, INC. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2011 Annual Meeting of Stockholders of the Company to be held at the Hilton Garden Inn, 2023 Commerce Way, Bozeman, Montana
59715, on Tuesday, June 14, 2011 at 12:00 p.m. Mountain Daylight Savings Time (the “Annual Meeting”), and at
any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by the Proxy shall be voted in the manner set forth on this proxy card.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of
Directors’ recommendations and in accordance with the discretion of the proxy holders on any other matters to properly come before the annual meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side